FOR IMMEDIATE RELEASE

Mill Road Capital to Acquire Rubio’s Restaurants
&
Rubio’s Restaurants Reports First Quarter 2010 Results

Revenues Up 1% to $46.7 Million, EPS of $0.04 versus $0.02 in Same Year-Ago Quarter and Record
Q1 Adjusted EBITDA of $3.5 Million before Non-Recurring Charges

CARLSBAD, CA, and Greenwich, CT – May 10, 2010 – Rubio’s Restaurants, Inc. (NASDAQ: RUBO), a leader in the growing Fast Casual segment of the restaurant industry with its premium Fresh Mexican Grill concept, and Mill Road Capital, L.P., a Connecticut-based private investment firm, announced today a definitive merger agreement under which an entity controlled by Mill Road Capital will acquire all the outstanding shares of Rubio’s Restaurants in a cash merger transaction. Pursuant to the terms of the definitive merger agreement, the outstanding shares of common stock of Rubio’s Restaurants will be acquired for $8.70 per share. The aggregate transaction value is approximately $91 million.

The Special Committee of the Board of Directors of Rubio’s has unanimously recommended this transaction and the transaction has been unanimously approved by Rubio’s board of directors. The merger is subject to customary closing conditions, including the approval of Rubio’s stockholders and regulatory approvals, and is expected to close during the third quarter of 2010. Ralph Rubio, Dan Pittard and Rosewood Capital, who collectively own approximately 24% of the outstanding shares of Rubio’s, have each entered into voting agreements in which they have committed to vote in favor of the proposed merger transaction.  In addition, Mill Road Capital, L.P. currently owns approximately 4.9% of the outstanding shares.

Loren Pannier, Chairman of the Special Committee of Rubio’s Board of Directors, said, “After careful consideration of a full range of strategic alternatives, we are pleased to have reached this agreement with Mill Road Capital, which creates substantial value for our stockholders. This transaction represents a premium of 14% over the closing share price of Rubio’s common stock on May 7, 2010 of $7.66, a premium of approximately 17% over the closing price of $7.41 on October 29, 2009, the last trading day before we announced that we were exploring strategic alternatives, and a premium of approximately 45% over the closing price of $6.00 on October 14, 2009, the last trading day prior to the announcement of an unsolicited indication of interest by Alex Meruelo, his affiliates and Levine Leichtman Capital Partners IV, L.P. to acquire Rubio’s.”

Daniel Pittard, President and CEO of Rubio’s, said, “Mill Road Capital’s desire to add Rubio’s to its portfolio underscores our strategy within Fast Casual, which continues to be the fastest growing segment of the restaurant industry. Mill Road brings an extensive knowledge of the Fast Casual segment. I am confident that this combination will create opportunities for our employees and positions us well for the future.”

Scott Scharfman, Managing Director of Mill Road Capital added, “Rubio’s is a long-established institution in its core western markets with a consistent track record of providing delicious Baja-inspired food to its large base of loyal customers.  As a long term shareholder, Mill Road Capital is delighted to have the opportunity to increase its investment in the great institution that Ralph Rubio created 27 years ago and to work with Dan Pittard and his talented team in executing their strategic plan and building an even greater Rubio’s.”

Cowen and Company and DLA Piper LLP (US) served as advisors to Rubio’s in this transaction. Foley Hoag LLP served as advisor to Mill Road Capital in this transaction.

Financial Results for the First Quarter of 2010

Rubio's also reported financial results for the first quarter ended March 28, 2010.

First Quarter 2010 Financial Highlights

Revenues in the first quarter of 2010 totaled $46.7 million, an increase of 1% from $46.3 million reported in the same year-ago quarter.

Net income was $367,000 or $0.04 per basic and diluted share in the first quarter of 2010 versus net income of $245,000 or $0.02 per basic and diluted share in the same year-ago quarter. The first quarter of 2010 included non-recurring expenses associated with the ongoing evaluation of strategic alternatives of $170,000 or a tax-effected $(0.01) per share. Net income before non-recurring expenses associated with the ongoing evaluation of strategic alternatives was $485,000 or $0.05 per diluted share in the first quarter of 2010.

Adjusted EBITDA (a non-GAAP measure as defined below) was $3.3 million or $0.32 per diluted share in the first quarter of 2010, versus $3.2 million or $0.32 per diluted share in the same year-ago period. Excluding the aforementioned $170,000 in non-recurring expenses, adjusted EBITDA was $3.5 million or $0.34 per diluted share, up 7% from the same year-ago period.

Cash and cash equivalents at March 28, 2010 totaled $8.3 million, down 13% from $9.5 million at the end of 2009.

First Quarter 2010 Operating Highlights

Comparable store sales (stores operating for more than 15 months) decreased 1.8% in the first quarter of 2010 versus a comparable store sales increase of 1.9% in the same quarter last year. In the first quarter of 2010, the impact of decreased transaction volume more than offset an increase in the average check per customer.

Average unit volume was slightly less than $1.0 million, which was virtually unchanged from the same year-ago quarter.

Restaurant operating margin (a non-GAAP measure as defined below) was 16.6%, as compared to 15.7% in the same year-ago quarter.

In the first quarter of 2010, as a percentage of restaurant sales, cost of sales decreased by 150 basis points, restaurant labor cost increased by 60 basis points, and restaurant occupancy and other costs rose by 10 basis points versus the same quarter last year. The decrease in cost of sales was due to lower ingredient costs, as well as tighter food cost management. The increase in restaurant labor was primarily attributable to increased workers’ compensation cost as the company experienced an increase in major claims which made it necessary to increase claim reserves. The increase in restaurant occupancy and other costs was primarily due to higher rent and common area maintenance charges, which was partially offset by lower unit operating expenses, including repairs and service contracts.

General and administrative expenses for the first quarter of 2010 were $4.6 million, as compared to $4.1 million in the same year-ago quarter. As a percentage of sales, general and administrative expenses increased to 9.8% from 8.9% for the same period last year. The quarter-over-quarter increase was due to increased incentive compensation resulting from the record adjusted EBITDA performance, and legal and professional fees associated with the ongoing process of evaluating strategic alternatives. As a percentage of sales, general and administrative expenses before non-recurring expenses mentioned above were 9.5% for the first quarter of 2010.

Rubio’s opened three restaurants in the first quarter of 2010, as compared to four in the same period a year-ago. Pre-opening expenses were $94,000, a decrease of 45% from $171,000 in the same quarter last year.

Management Commentary

“Improved restaurant operating margins of 16.6% resulted in record adjusted EBITDA for a first quarter and drove net income growth of 50 percent,” said Dan Pittard, Rubio’s president and CEO. “This was achieved despite comparable store sales negatively impacted by periods of above average rainfall, in addition to the ongoing unemployment challenges in the markets we serve.”

Rubio’s CFO Frank Henigman commented: “We ended the first quarter with $8.3 million in cash and no debt, positioning us well from a liquidity standpoint as we entered the second quarter which, along with the third, have historically been the two strongest quarters in our fiscal year. Additionally, in May we renewed our $5 million revolving credit facility with Pacific Western Bank under favorable terms. “

About the Presentation of Non-GAAP Financial Information

Regulation G, “Disclosure of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. The company provides two non-GAAP financial measures, “restaurant operating margins” and “adjusted EBITDA.”

The company uses restaurant operating margins to evaluate the performance of its restaurants. Restaurant operating margin is calculated by dividing (i) restaurant sales less cost of sales, restaurant labor and restaurant occupancy and other by (ii) restaurant sales.

The company also provides adjusted EBITDA, which is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income or a measure of liquidity. The company’s management uses adjusted EBITDA as a measure of operating performance and in their evaluation of funding requirements for future development and other needs. Adjusted EBITDA is calculated as net income (loss) plus (less) income tax expense (benefit), plus interest, net, plus loss on disposal/sale of property, plus asset impairment and store closure expense or less store closure reversal, plus depreciation and amortization, plus share-based compensation expense.

The differences between adjusted EBITDA and GAAP net income for the 13-week quarters of 2009 and 2010 are indicated as follows:

	For the Thirteen
	Weeks Ended
	Q1 2010	Q1 2009
Net income	367	245
Income tax expense	162	150
Interest expense (income) and investment (income), net	30	33
Loss on disposal/sale of property	108	85
Depreciation and amortization	2,416	2,496
Share-based compensation	210	226

ADJUSTED EBITDA	$3,293	$3,235

The differences between adjusted EBITDA including costs incurred for the evaluation of strategic alternatives and GAAP net income for the 13-week quarter ended March 28, 2010 are indicated as follows:

	For the Thirteen
	Weeks Ended
	Q1 2010	Q1 2009
Net income	367	245
Income tax expense	162	150
Interest expense (income) and investment (income), net	30	33
Loss on disposal/sale of property	108	85
Depreciation and amortization	2,416	2,496
Share-based compensation	210	226
Evaluation of strategic alternatives	170	-

ADJUSTED EBITDA including costs for evaluation of strategic alternatives	$3,463	$3,235

Management believes these non-GAAP financial measures provide important supplemental information to investors. These measures should be used in addition to, and in conjunction with, results presented in accordance with GAAP. These measures should not be relied upon to the exclusion of the company’s GAAP financial measures. The company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Conference Call Information

Rubio’s will hold a conference call to discuss the acquisition and financial results for the first quarter of 2010 today at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's Web site at www.rubios.com. If you have any difficulty connecting with the conference broadcast, please contact the Liolios Group at 949-574-3860.

Forward-Looking Statements

This press release contains certain forward-looking statements about Rubio’s that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the merger due to the failure to satisfy the other conditions to completion of the merger; (3) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (4) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Rubio’s filings with the Securities and Exchange Commission, or SEC. Many of the factors that will determine the outcome of the merger are beyond Rubio’s ability to control or predict. Rubio’s undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the company. Please note that any statements that may be considered forward-looking are based on projections; that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond the company’s control, including, among others, the company’s comparable store sales results and revenues, the adverse effect the significant downturn in the economy has on the spending and dining out frequency of the company’s customers, the company’s ability to manage its product, labor expenses and other restaurant costs, the costs associated with recent healthcare reform legislation, the results of the Company’s evaluation of its strategic alternatives, the success of the company’s promotions, new product offerings and marketing strategies, the company’s ability to recruit and retain qualified personnel, adverse effects of weather and natural disasters, the adequacy of the company’s reserves related to closed stores or stores to be sold, increased depreciation or asset write downs, the company’s ability to manage ongoing and unanticipated costs, such as costs to comply with regulatory compliance and litigation costs, the company’s ability to implement a franchise strategy, the company’s ability to open additional restaurants in the coming periods that satisfy the company’s revenue objectives, the company’s ability to successfully resolve the company’s class action lawsuits filed in California and the effects of ever-increasing competition. These and other factors can be found in the company’s filings with the SEC including, without limitation, in the “Risk Factors” section of the company’s most recent Annual Report on Form 10-K. The company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

Additional Information and Where to Find It

All parties desiring details regarding the transaction are urged to review the definitive agreement when it is available on the SEC’s website at http://www.sec.gov. In connection with the proposed transaction, Rubio’s will file with the SEC a proxy statement, and Rubio’s plans to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Rubio’s Restaurants, Inc., Attention:  Frank Henigman, 1902 Wright Place, Suite 300, Carlsbad, CA 92008, or from Rubio’s website, http://www.rubios.com. Rubio’s and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Rubio’s in favor of the proposed merger. Information regarding Rubio’s directors and executive officers is contained in Rubio’s Form 10-K filed with the SEC on March 26, 2010, as amended by the Form 10-K/A filed with the SEC on April 26, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC (when available).

About Rubio's® Restaurants, Inc. (NASDAQ: RUBO)

Bold, distinctive, Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill(R). The first Rubio's was opened in 1983 in the Mission Bay community of San Diego by Ralph Rubio and his father, Ray Rubio. Rubio's is credited with introducing fish tacos to Southern California and starting a phenomenon that has spread coast to coast. In addition to chargrilled marinated chicken, lean carne asada steak, and slow-roasted pork carnitas, Rubio's menu features seafood items including grilled mahi mahi and shrimp. Guacamole and a variety of salsas and proprietary sauces are made from scratch daily, and Rubio's uses canola oil with zero grams trans fat per serving. The menu includes tacos, burritos, salads and bowls, quesadillas, HealthMex(R) offerings which are lower in fat and calories, and domestic and imported beer in most locations. Each restaurant design is reminiscent of the relaxed, warm and inviting atmosphere of Baja California, a coastal state of Mexico. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 195 restaurants in California, Arizona, Colorado, Utah and Nevada. More information can be found at http://www.rubios.com.

About Mill Road Capital

Mill Road Capital is a Connecticut based investment firm founded by a core group of former professionals of The Blackstone Group.  Mill Road focuses exclusively on investing in outstanding small publicly traded companies.  Mill Road invests on behalf of a prominent international group of limited partners including state pension funds, foundations, endowments and insurance companies.  Mill Road’s investors committed their capital for 10 years, allowing a very long investment horizon.  Mill Road has flexible capital with the ability to purchase shares in the open market, buy large block positions from existing shareholders, provide capital for growth or acquisition opportunities, or partner with management and sponsor going-private transactions. More information can be found at http://millroadcapital.com.

Rubio’s Restaurants Contact

Company Contact:
Frank Henigman
Rubio's Restaurants, Inc.
Tel 760-929-8226
fhenigman@rubios.com

or

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 949-574-3860
info@liolios.com

Mill Road Capital Contact

Scott Scharfman
Mill Road Capital
Tel 203-987-3504

RUBIO’S RESTAURANTS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	For the Thirteen Weeks Ended
	March 28, 2010	March 29, 2009

RESTAURANT SALES	$46,708	$46,308
FRANCHISE AND LICENSING REVENUES	25	29
TOTAL REVENUES	46,733	46,337

COST OF SALES	11,861	12,473
RESTAURANT LABOR	15,667	15,252
RESTAURANT OCCUPANCY AND OTHER	11,433	11,295
GENERAL AND ADMINISTRATIVE EXPENSES	4,595	4,137
DEPRECIATION AND AMORTIZATION	2,416	2,496
PRE-OPENING EXPENSES	94	171
LOSS ON DISPOSAL/SALE OF PROPERTY	108	85

OPERATING INCOME	559	428
INTEREST (EXPENSE) INCOME AND INVESTMENT INCOME, NET	(30)	(33)

INCOME BEFORE INCOME TAXES	529	395
INCOME TAX EXPENSE	162	150

NET INCOME	$367	$245

BASIC EARNINGS DATA
EPS	$0.04	$0.02

AVERAGE SHARES OUTSTANDING	10,103	9,956

DILUTED EARNINGS DATA
EPS	$0.04	$0.02

AVERAGE SHARES OUTSTANDING	10,332	10,024

RUBIO’S RESTAURANTS, INC
OPERATING RESULTS AS A PERCENTAGE OF TOTAL REVENUES
 (unaudited)

	Percentage of Total Revenues
	For the Thirteen Weeks Ended
	March 28, 2010	March 29, 2009

TOTAL REVENUES	100.0%	100.0%

COST OF SALES (1)	25.4%	26.9%
RESTAURANT LABOR (1)	33.5%	32.9%
RESTAURANT OCCUPANCY AND OTHER (1)	24.5%	24.4%
GENERAL AND ADMINISTRATIVE EXPENSES	9.8%	8.9%
DEPRECIATION AND AMORTIZATION	5.2%	5.4%
PRE-OPENING EXPENSES	0.2%	0.4%
LOSS ON DISPOSAL/SALE OF PROPERTY	0.2%	0.2%
OPERATING INCOME	1.2%	0.9%
INTEREST (EXPENSE) INCOME AND INVESTMENT INCOME, NET	-0.1%	-0.1%
INCOME BEFORE INCOME TAXES	1.1%	0.9%
INCOME TAX EXPENSE	0.3%	0.3%
NET INCOME	0.8%	0.5%

(1) As a percentage of restaurant sales

RUBIO’S RESTAURANTS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 28, 2010	December 27, 2009

CASH AND SHORT-TERM INVESTMENTS	$8,285	$9,544
OTHER CURRENT ASSETS	8,806	9,505
PROPERTY - NET	43,060	43,086
OTHER ASSETS	13,000	12,566
TOTAL ASSETS	$73,151	$74,701

CURRENT LIABILITIES	$18,725	$20,947
OTHER LIABILITIES	6,693	6,599
STOCKHOLDERS' EQUITY	47,733	47,155
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$73,151	$74,701